INDEPENDENT AUDITORS' REPORT


The Board of Trustees of
 the Aggressive Growth Mutual Fund Portfolio:


We consent to the use of our report incorporated by reference herein dated February 20, 2001 on the financial statements of the Aggressive Growth Mutual Fund Portfolio as of December 31, 2000 and for the periods indicated therein and to the reference to our firm under the heading "Independent Auditors" in Part B of the Registration Statement.


                                                         KPMG LLP

Columbus, Ohio
April 26, 2001